IN THE CIRCUIT COURT OF THE 11TH JUDICIAL CIRCUIT IN AND FOR MIAMI-DADE COUNTY, FLORIDA
CHERRY BEKAERT, LLP, a North Carolina Limited Liability Partnership, and LAWRENCE SAICHEK, ESQ.
CASE NO. 16-002062-CA-01

Plaintiff,

vs.

TAURIGA SCIENCES, INC., a Florida Corporation,

Defendant.

____________________________________/

AMENDED SATISFACTION OF DEFAULT FINAL JUDGMENT

KNOWN ALL MEN BY THESE PRESENTS:

That, I, LYUDMILA KOGAN, as attorney and authorized agent for the Plaintiffs, the owners and holders of a Default Final Judgment rendered in the above-captioned action on the 17th day of March, 2016, against Defendant, TAURIGA SCIENCES, INC., in the amount of $51,627.01 in favor of Plaintiff, CHERRY BEKAERT, LLP, and in the amount of $1,521.08 in favor of Plaintiff, LAWRENCE SAICHEK, ESQ., and recorded in the Public Records of Miami-Dade County, CFN No. 20160163475, OR Book No. 30003 at Pages 2457-2459, do hereby acknowledge that this Default Final Judgment has been satisfied by Defendant, TAURIGA SCIENCES, INC., who paid or otherwise settled all sums due under the Default Final Judgment, and it is therefore released from further liability under the Default Final Judgment.

Pollack, Pollack & Kogan, LLC

Courthouse Tower ∞ 44 West Flagler Street ∞ Suite 2050 ∞ Miami, Florida 33130 ∞ Tel. (305) 373-9676 ∞ Fax (305) 373-9679

www.MiamiBusinessLitigation.com

Dated on this 5th day of July, 2016.

Respectfully Submitted,

POLLACK, POLLACK & KOGAN, LLC
Attorneys for Plaintiff
Courthouse Tower
44 West Flagler Street
Suite 2050
Miami, Florida 33130
Tel: (305) 373-9676
Fax: (305) 373-9679
Primary: luda.koqan@ppkfirm.com
Secondary: diosi.perez@ppkfirm.com

By:	/s/ Lyudmila Kogan, Esq.
Lyudmila Kogan, Esq.
Fla. Bar No. 69405

STATE OF FLORIDA

COUNTY OF MIAMI DADE

Before me, the undersigned authority, personally appeared before me, Lyudmila Kogan, who upon first being duly sworn, acknowledged and deposed that he executed the foregoing instrument, and who is personally known to me.

Witness my hand and official seal at Miami-Dade County, Florida, this 5th day of July, 2016.

/s/ Diosi Perez
My Commission expires:	NOTARY PUBLIC, STATE OF FLORIDA

Pollack, Pollack & Kogan, LLC

Courthouse Tower ∞ 44 West Flagler Street ∞ Suite 2050 ∞ Miami, Florida 33130 ∞ Tel. (305) 373-9676 ∞ Fax (305) 373-9679

www.MiamiBusinessLitigation.com